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                                                                    EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-87080 of EPIC Design Technology, Inc. on Form S-8 of our report dated October 25, 1996 on the financial statements of CIDA Technology, Inc. for the period ended September 30, 1995 appearing in this Report on Form 8-K of EPIC Design Technology, Inc.



DELOITTE & TOUCHE  LLP


San Jose, California
November 13, 1996